UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

GEOCOM RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49621
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure

On October 18, 2007 the Registrant entered into a letter of intent (the “LOI”) with Goldmark Minerals Ltd. (“Goldmark”) (TSX: GMK), pursuant to which the Registrant agreed to sell its equity interest in the Iliamna Project in Alaska, and a 49% interest in its Marcelita-Santa Rosa project in Chile, to Goldmark in consideration for US$200,000 in cash. Pursuant to the terms of the LOI, the sale of the Iliamna Project is subject to Geocom’s right to acquire any diluted interest of BHP-Billiton, In addition, John Hiner, the president of the Registrant, agreed to act as project manager and consultant for both projects. As well, the Company has granted a right of first refusal for Goldmark to fund 50% of the costs in the Registrant’s ongoing south Chile program. Upon Goldmark’s receipt of satisfactory title opinion regarding the Iliamna Project, the Registrant and Goldmark intend to enter a formal agreement completion of the transaction according to the terms in the LOI.

On November 17, 2007 the Registrant completed a private placement consisting of 500,000 units at a price of $0.20 per unit with one accredited investor for total proceeds of $100,000. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 for a period of one year after the date of the subscription agreement. The registrant has agreed to re-price the warrant exercise price to $0.20 per share following completion of a listing of its shares on the TSV Venture Exchange. For each sale of these units the Registrant relied upon the exemption for registration provided for accredited investors pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

As a condition of the private placement, the Registrant has agreed to file a registration statement within 90 days of the closing date of the private placement registering all of the shares issued. As well, the Registrant has agreed to make an application for its securities, including those issued in the private placement, to be listed on the TSX Venture Exchange.

On November 20, 2007 the Registrant completed a private placement consisting of 1,250,000 units at a price of $0.20 per unit with one accredited investor for total proceeds of $250,000. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 for a period of one year after the date of the subscription agreement. The registrant has agreed to re-price the warrant exercise price to $0.20 per share following completion of a listing of its shares on the TSV Venture Exchange. For each sale of these units the Registrant relied upon the exemption for registration provided for accredited investors pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

As a condition of the private placement, the Registrant has agreed to file a registration statement within 90 days of the closing date of the private placement registering all of the shares issued. As well, the Registrant has agreed to make an application for its securities, including those issued in the private placement, to be listed on the TSX Venture Exchange.

There is no agent’s fee payable on the private placements. Proceeds of the private placement will be used for exploration and development of the Registrant’s properties and working capital.

Item 9.01. Financial Statements and Exhibits.

10.1	Letter agreement with Goldmark Minerals dated October 18, 2007

10.2	Form of Subscription Agreement with Humbolt Capital

10.3	Form of Subscription Agreement with Alliance Capital

99.1	News Release issued by the Registrant on November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner
John Hiner, President

Date: December 7, 2007